                                                                     EXHIBIT 5.1

                  DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                               COUNSELLORS AT LAW
                                   SUITE 400
                           225 WEST WASHINGTON STREET
                            CHICAGO, IL  60606-3418
                            TELEPHONE (312) 220-0300
                            FACSIMILE (312) 220-0021



                                 August 8, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We are acting as counsel to Voice Control Systems, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 547,227 shares (the "Shares") of the Company's common stock, $.01 par value.

         The Registration Statement also relates to 3,861,635 of the Company's common stock to be issued to holders of options, warrants and convertible debt (the "Option Shares").

         Based upon our review of such corporate records and other documents and certificates as we deemed it necessary to examine, it is our opinion that:

         1. The Shares and the Option Shares covered by the Registration Statement have been duly authorized by all necessary corporate action of the Company.

         2. The Shares being sold by the selling shareholders named in the Registration Statement are validly issued, fully paid and nonassessable and when sold, will be validly issued, fully paid and nonassessable.

         3. The Option Shares when issued as contemplated by the underlying agreements, will be validly issued, fully paid and nonassessable and when sold, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our firm name under the caption "Legal Opinions" in the related Prospectus.

                                Very truly yours,



                                /s/ Dickinson, Wright, Moon, Van Dusen & Freeman